Exhibit 99.1

For Release:

Tuesday, May 1, 2007

4:00 p.m. Eastern

HouseValues Announces First Quarter Results

KIRKLAND, Wash. – May 1, 2007 – HouseValues, Inc. (NASDAQ: SOLD) today announced results for the quarter ended March 31, 2007. During the quarter the company demonstrated its ability to align its costs with projected revenue while at the same time introducing new products that add significant value for its customers.

Consistent with the company’s decision to focus its efforts completely on the real estate opportunity and to discontinue its mortgage lead business, prior period results have been restated to reflect continuing operations. Results from continuing operations are as follows:

•	Revenue was $17.8 million for the first quarter of 2007, compared to $23.2 million for the first quarter of 2006.

•

Total expenses - which included $0.8 million dollars of severance-related charges—decreased to $20.5 million from $21.0 million in the first quarter of 2006, primarily reflecting reduced sales and marketing costs.

•	Adjusted EBITDA - which included $0.4 million for severance—was $0.3 million compared to $4.4 million in the first quarter of 2006.

•	Net loss was $1.2 million compared to net income of $2.0 million in the first quarter of 2006.

•	Loss per diluted share was $0.05, compared to earnings per diluted share of $0.07 in the first quarter of 2006.

On a sequential quarter basis, revenue from continuing operations was $17.8 million in the first quarter of 2007 compared to $19.1 million in the fourth quarter of 2006, reflecting fewer real estate agent customers. Adjusted EBITDA from continuing operations of $0.3 million in the first quarter included $0.4 million in severance, yet was consistent with Adjusted EBITDA from continuing operations of $0.3 million in the fourth quarter of 2006, demonstrating the company’s cost control efforts.

Including discontinued operations, the net loss for the first quarter of 2007 was $1.2 million, or $0.05 loss per diluted share, compared to net income for the first quarter of 2006 of $1.8 million or $0.06 earnings per diluted share.

Quarter-end customer count was lower in the first quarter of 2007 than the fourth quarter of 2006, reflecting customer cancellations that were partially offset by seasonally stronger new customer acquisition. Average revenue per customer increased slightly in the first quarter compared to the fourth quarter.

Company Re-Launches National Consumer Real Estate Site

HouseValues announced today a new, significantly enhanced and expanded version of HomePages.com, the company’s consumer real estate portal. HomePages.com now provides complete mapping coverage throughout the United States, and is the only site to combine comprehensive MLS home listings, aerial maps and in-depth neighborhood and business information all in one place. In addition to comprehensive MLS listing coverage in most major markets, HomePages also provides consumers with rich editorial content on buying, selling, and financing a home, more photos of homes for sale, and a clean, easy-to-use design.

Targeting Real Estate Marketing Spend Beyond Lead Generation

HouseValues is offering real estate agents the opportunity to promote themselves and their listings throughout the neighborhood they serve by advertising on the HomePages site. The company is doing this via highly targeted advertising programs that enable agents to drive consumers to their own personal Web site via online campaigns, and in some select markets via localized TV advertising on some of the nation’s leading cable networks.

“We are promoting a compelling consumer real estate destination site while providing our agent customers with a differentiated and highly localized way to build their brand and their real estate business,” said HouseValues CEO, Ian Morris.

Market Leader Web Marketing Suite Drives Greater Value for Customers

HouseValues announced last week that it is providing its agent customers with a suite of Web marketing tools specifically designed to help them generate more business directly from the Web. The suite leverages the company’s new HomePages.com technology platform to deliver real estate agents with a premium, personally branded IDX Web site featuring comprehensive MLS listings across major real estate markets nationwide. HouseValues customers can customize their own Web site through Market Leader—the company’s real estate CRM application that helps agents attract new customers, automate their follow-up programs, and manage their real estate business.

Through their Market Leader “dashboard,” agents can quickly and simply activate, personalize and promote their Web site, including Web-wide listing syndication and search engine optimization that advertises agents’ home listings on highly trafficked portals and classified listings sites such as Google, Oodle and others. The company also provides Web marketing training that helps agents generate more traffic from the Web, directly to their personal Web site. Additionally, new communications capabilities include a “click to call” function that enables consumers to speak directly with an agent and get answers to their real estate questions in real time.

“The Web Marketing Suite gives me a critical advantage with my customers, and is a great sales and marketing tool,” said Doug Cox of Century 21, Jervis & Associates in La Habra, California. “HouseValues just keeps delivering me more tools to grow my business and achieve the success I’ve always wanted.”

Conference Call

HouseValues will host a conference call and live Webcast to discuss these financial results at 5:00 p.m. Eastern Time on May 1, 2007. To listen to the live conference call, please dial 913-312-6678. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at

http://www.housevaluesinc.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. ET on Tuesday, May 1, 2007 through 11:59 p.m. ET on Wednesday, May 2, 2007, by dialing 719-457-0820 and entering the passcode 8799554#.

Forward-Looking Statements

This release contains forward looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward- looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats, to manage lead generation and other costs, and to expand into new lines of business. Please refer to the company’s 2006 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA from continuing operations is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before results of discontinued operations, net interest, income taxes, depreciation, amortization, and stock-based compensation. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our operations. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. See below for a reconciliation of net (loss) income, the most comparable GAAP measure, to Adjusted EBITDA from continuing operations.

HouseValues, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
Net (loss) income	$(1,204)	$(5,339)	$1,770
Less
Interest income, net	586	642	604
Add
Loss on discontinued operations	36	4,629	265
Depreciation and amortization of property and equipment from continuing operations	1,413	1,488	1,014
Amortization of intangible assets for continuing operations	395	70	213
Stock-based compensation from continuing operations	1,234	958	961
Income tax (benefit) expense	(945)	(896)	797

Adjusted EBITDA from continuing operations	$343	$268	$4,416

About HouseValues Inc.

Founded in 1999, HouseValues Inc. (NASDAQ: SOLD) is a leader in providing comprehensive and proven marketing and business solutions to the nation’s most successful real estate professionals. The company operates a network of real estate Web sites, which combined with award-winning customer CRM tools, personalized training and coaching, and robust networking and community products, provides real estate agents with everything they need to profitably grow their business. Learn more at www.housevaluesinc.com and www.agentsuccessnetwork.com.

SOLD: FINANCIAL

Investor Contact:

Mark Lamb

Director of Investor Relations

HouseValues Inc.

425.952.5801

markl@housevalues.com

Press Contact:

Hugh Siler

Siler & Company for HouseValues Inc.

949.646.6966

hugh@silerpr.com

#FINANCIAL STATEMENTS FOLLOW#

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2007	2006
Revenues	$17,838	$23,234
Expenses:
Sales and marketing (1)	12,387	13,841
Technology and product development (1)	2,790	2,836
General and administrative (1)	3,552	3,102
Depreciation and amortization of property and equipment	1,413	1,014
Amortization of intangible assets	395	213

Total expenses	20,537	21,006

(Loss) income from operations	(2,699)	2,228
Interest income, net	586	604

(Loss) income before income tax expense	(2,113)	2,832
Income tax (benefit) expense	(945)	797

Net (loss) income from continuing operations	(1,168)	2,035
Discontinued operations
Loss from operations of discontinued mortgage segment	(56)	(408)
Income tax benefit	(20)	(143)

Loss on discontinued operations	(36)	(265)

Net (loss) income	$(1,204)	$1,770

Net (loss) income per share:
Basic:
Continuing operations	$(0.05)	$0.08
Discontinued operations	$—	$(0.01)

Total	$(0.05)	$0.07

Diluted:
Continuing operations	$(0.05)	$0.07
Discontinued operations	$—	$(0.01)

Total	$(0.05)	$0.06

Number of shares used in per share calculations:
Basic	24,428	25,810

Diluted	24,428	27,353

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2007	2006
Sales and marketing	$230	$318
Technology and product development	115	141
General and administrative	889	502
Discontinued operations	19	91

	$1,253	$1,052

HouseValues, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$40,124	$49,376
Short-term investments	35,285	28,400
Accounts receivable, net of allowance of $203 and $161	100	416
Prepaid expenses and other assets	1,486	1,747
Deferred income taxes	2,022	1,643
Prepaid income taxes	947	2,254

Total current assets	79,964	83,836
Property and equipment, net of accumulated depreciation of $10,065 and $8,803	10,591	11,469
Goodwill	3,605	3,605
Intangible assets, net of accumulated amortization of $2,830 and $2,439	219	626
Noncurrent deferred income taxes	1,627	1,826

Total assets	$96,006	$101,362

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$777	$3,201
Accrued compensation and benefits	2,421	3,185
Accrued expenses and other current liabilities	3,213	5,057
Deferred rent, current portion	289	289
Deferred revenue	711	1,141

Total current liabilities	7,411	12,873
Deferred rent, less current portion	1,001	1,094
Note payable	1,774	1,742

Total liabilities	10,186	15,709
Shareholders’ equity:
Common stock, par value $0.001 per share, stated at amounts paid in;authorized 120,000,000 shares; issued and outstanding 24,475,361 and 24,410,843 shares at March 31, 2007 and December 31, 2006, respectively	64,586	63,215
Retained earnings	21,234	22,438

Total shareholders’ equity	85,820	85,653

Total liabilities and shareholders’ equity	$96,006	$101,362

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended March 31,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(1,204)	$1,770
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	1,413	1,014
Amortization of intangible assets	396	401
Stock-based compensation	1,253	1,052
Tax benefit deficiency from exercises of stock options	(74)	0
Deferred income tax benefit	(589)	(409)
Changes in certain assets and liabilities
Accounts receivable	316	36
Prepaid expenses and other assets	(45)	341
Prepaid income taxes	1,307	209
Accounts payable	(1,601)	28
Accrued compensation and benefits	(764)	(571)
Accrued expenses and other current liabilities	(1,812)	336
Deferred rent	(93)	(74)
Deferred revenue	(430)	(39)

Net cash (used in) provided by operating activities	(1,927)	4,094

Cash flows from investing activities:
Purchases of short-term investments	(16,645)	(5,000)
Sales of short-term investments	9,760	65
Purchases of property and equipment	(611)	(3,748)
Additions to intangible assets	—	(41)
Acquisition of SOAR Solutions, Inc., net of cash acquired	—	(606)

Net cash used in investing activities	(7,496)	(9,330)

Cash flows from financing activities:
Proceeds from exercises of stock options and warrants	142	115
Tax benefit from exercises of stock options	29	145

Net cash provided by financing activities	171	260

Net decrease in cash and cash equivalents	(9,252)	(4,976)

Cash and cash equivalents at beginning of period	49,376	59,234

Cash and cash equivalents at end of period	$40,124	$54,258